Exhibit 99.1

News Release

RAYONIER REPORTS THIRD QUARTER 2021 RESULTS

•Third quarter net income attributable to Rayonier of $75.8 million ($0.53 per share) on revenues of $364.7 million
•Third quarter pro forma net income of $50.3 million ($0.35 per share) on pro forma revenues of $251.8 million
•Third quarter operating income of $123.3 million, pro forma operating income of $67.4 million and Adjusted EBITDA of $114.6 million
•Year-to-date cash provided by operations of $277.4 million and cash available for distribution (CAD) of $203.9 million
WILDLIGHT, FL — November 3, 2021 — Rayonier Inc. (NYSE:RYN) today reported third quarter net income attributable to Rayonier of $75.8 million, or $0.53 per share, on revenues of $364.7 million. This compares to net loss attributable to Rayonier of $0.8 million, or ($0.01) per share, on revenues of $198.9 million in the prior year quarter.
The third quarter results included $14.5 million of income from a Large Disposition,1 a $7.2 million gain on Fund II Timberland Dispositions attributable to Rayonier,2 a $3.7 million gain on investment in Timber Funds,3 and a $0.9 million gain on debt extinguishment.4 The prior year third quarter results included costs related to the merger with Pope Resources5 of $0.4 million and timber write-offs resulting from casualty events6 attributable to Rayonier of $7.9 million.
Excluding these items and adjusting for pro forma net income adjustments attributable to noncontrolling interests in the operating partnership,8 pro forma net income7 was $50.3 million, or $0.35 per share, on pro forma revenues7 of $251.8 million versus pro forma net income7 of $7.3 million, or $0.06 per share, on pro forma revenues7 of $191.2 million in the prior year period.
The following table summarizes the current quarter and comparable prior year period results:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	September 30, 2021		September 30, 2020
	$	EPS	$	EPS

Revenues	$364.7		$198.9
Large Dispositions[1]	(20.0)		—
Fund II Timberland Dispositions attributable to Rayonier[2]	(17.5)		—
Sales attributable to noncontrolling interests in Timber Funds	(75.4)		(7.7)
Pro forma revenues[7]	$251.8		$191.2

Net income attributable to Rayonier	$75.8	$0.53	($0.8)	($0.01)
Large Dispositions[1]	(14.5)	(0.10)	—	—
Fund II Timberland Dispositions attributable to Rayonier[2]	(7.2)	(0.05)	—	—
Gain on investment in Timber Funds[3]	(3.7)	(0.03)	—	—
Gain related to debt extinguishments and modifications[4]	(0.9)	—	—	—
Costs related to the merger with Pope Resources[5]	—	—	0.4	—
Timber write-offs resulting from casualty events[6] attributable to Rayonier	—	—	7.9	0.07
Pro forma net income adjustments attributable to noncontrolling Interests in the Operating Partnership[8]	0.8	—	(0.2)	—
Pro forma net income[7]	$50.3	$0.35	$7.3	$0.06

1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Third quarter operating income was $123.3 million versus $1.8 million in the prior year period. Adjusting for $14.5 million of income from a Large Disposition,1 a $7.2 million gain on Fund II Timberland Dispositions attributable to Rayonier,2 a $3.7 million gain on investment in Timber Funds III and IV3 and $30.5 million of operating income attributable to noncontrolling interests in the Timber Funds segment, current quarter pro forma operating income7 was $67.4 million. Prior year third quarter operating income included costs related to the merger with Pope Resources5 of $0.4 million, timber write-offs resulting from casualty events6 of $15.2 million (of which $7.9 million was attributable to Rayonier) and an operating loss attributable to noncontrolling interests in the Timber Funds segment of $10.3 million. Excluding these items, pro forma operating income7 was $20.3 million in the prior year period. Third quarter Adjusted EBITDA7 was $114.6 million versus $67.2 million in the prior year period. The following table summarizes operating income (loss), pro forma operating income (loss)7 and Adjusted EBITDA7 for the current quarter and comparable prior year period:

	Three Months Ended September 30,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[7]		Adjusted EBITDA[7]
(millions of dollars)	2021	2020	2021	2020	2021	2020
Southern Timber	$12.8	$5.1	$12.8	$11.1	$24.4	$26.1
Pacific Northwest Timber	2.1	(1.8)	2.1	(1.8)	12.5	9.1
New Zealand Timber	13.3	10.7	13.3	10.7	19.9	18.1
Timber Funds	41.3	(12.4)	(0.2)	(0.3)	0.5	0.2
Real Estate	60.6	9.5	46.1	9.5	63.8	22.2
Trading	—	(0.6)	—	(0.6)	—	(0.6)
Corporate and Other	(6.7)	(8.7)	(6.7)	(8.3)	(6.4)	(7.9)
Total	$123.3	$1.8	$67.4	$20.3	$114.6	$67.2

Year-to-date cash provided by operating activities was $277.4 million versus $138.0 million in the prior year period. Year-to-date cash available for distribution (CAD)7 of $203.9 million increased $79.7 million versus the prior year period primarily due to higher Adjusted EBITDA7 ($86.5 million) and lower cash interest paid ($1.5 million), partially offset by higher cash taxes paid ($6.7 million) and higher capital expenditures ($1.7 million).
“We are pleased to report our strongest quarterly Adjusted EBITDA result since our separation into a ‘pure-play’ timberland REIT in 2014,” said David Nunes, President and CEO. “Adjusted EBITDA of $114.6 million was 71% higher than the prior year quarter, fueled by solid contributions across our timber segments as well as an outsized contribution from our Real Estate segment due to the closing of two significant development transactions.”
“In Southern Timber, Adjusted EBITDA declined 7% versus the prior year quarter, as 16% higher net stumpage prices were more than offset by a 20% reduction in harvest volumes primarily due to wet weather conditions. In Pacific Northwest Timber, Adjusted EBITDA improved 38% versus the prior year quarter primarily due to a 15% increase in sawtimber prices. In New Zealand Timber, Adjusted EBITDA improved 10% versus the prior year quarter, as favorable pricing more than offset a significant increase in export shipping costs as well as 14% lower production volumes due to a two-week government-mandated shutdown in August related to COVID-19.”
“The Real Estate segment had an exceptionally strong quarter, generating record levels of pro forma sales, pro forma operating income and Adjusted EBITDA, largely due to a $37.5 million Unimproved Development sale consisting of 359 acres in Kingston, Washington, which was part of the Pope Resources real estate portfolio. Real Estate segment Adjusted EBITDA improved $41.5 million versus the prior year quarter, as weighted-average pricing of $17,490 per acre was partially offset by a 61% reduction in acres sold.”
“Notably, we also closed several transactions during the third quarter associated with our planned exit of the Timber Funds business that we acquired in the Pope Resources transaction. Specifically, during the quarter, we sold the rights to manage two timber funds (Fund III and Fund IV) that were previously managed by Pope’s
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Olympic Resource Management (ORM) subsidiary, as well as our co-investment stake in both funds, for an aggregate purchase price of $35.9 million. We subsequently entered into three separate agreements to sell the timberland assets within Fund II for an aggregate purchase price of $156.8 million. One of these transactions, totaling $87.1 million, closed on September 30th and is reflected in our third quarter financial results. The other two transactions, totaling $69.7 million, closed on October 5th and November 1st, respectively, and will be reflected in our fourth quarter financial results. Based on Rayonier’s 20% ownership interest in Fund II and factoring in the repayment of Fund II debt, proceeds to Rayonier from the sale of the Fund II assets will be approximately $24 million. In addition, we expect to receive a carried interest incentive fee upon the wind down of Fund II totaling approximately $14 million. With the completion of these various transactions, we will fully exit the Timber Funds business and expect to discontinue reporting the Timber Funds segment beginning in Q1 2022.”
Southern Timber
Third quarter sales of $44.8 million decreased $2.8 million, or 6%, versus the prior year period. Harvest volumes decreased 20% to 1.19 million tons versus 1.48 million tons in the prior year period, as wet weather conditions and constrained trucking availability impacted production across the region. Average pine sawtimber stumpage prices increased 12% to $28.06 per ton versus $25.02 per ton in the prior year period. The increase in average pine sawtimber stumpage prices was driven by strong domestic lumber demand, as well as upward pressure on chip-n-saw pricing due to increased competition from pulp mills. Average pine pulpwood stumpage prices climbed 23% to $19.14 per ton versus $15.50 per ton in the prior year period. The significant increase in pulpwood pricing relative to the prior year period reflects strong domestic demand, constrained supply due to wet weather conditions and an increase in pulpwood exports to China. Overall, weighted-average stumpage prices (including hardwood) increased 16% to $21.88 per ton versus $18.88 per ton in the prior year period. Operating income of $12.8 million increased $7.7 million versus the prior year period due to the prior year period write-off of timber basis as a result of Hurricane Laura6 ($6.0 million), higher net stumpage prices ($3.6 million), lower depletion rates ($0.4 million) and lower costs ($0.3 million), partially offset by lower volumes ($2.6 million).
Third quarter Adjusted EBITDA7 of $24.4 million was 7%, or $1.7 million, below the prior year period.
Pacific Northwest Timber
Third quarter sales of $31.5 million increased $2.6 million, or 9%, versus the prior year period, while harvest volumes of 346,000 tons remained flat versus the prior year period. Average delivered sawtimber prices increased 15% to $107.56 per ton versus $93.34 per ton in the prior year period, driven by favorable domestic lumber markets coupled with increased export demand. Average delivered pulpwood prices decreased 2% to $31.34 per ton versus $32.12 per ton in the prior year period, as increased lumber production resulted in an increased supply of competing sawmill residuals. Operating income of $2.1 million improved $3.9 million versus the prior year period due to higher net stumpage prices ($3.2 million), lower costs ($0.5 million) and lower depletion rates ($0.4 million), partially offset by lower non-timber income ($0.2 million).
Third quarter Adjusted EBITDA7 of $12.5 million was 38%, or $3.5 million, above the prior year period.
New Zealand Timber
Third quarter sales of $75.6 million increased $12.8 million, or 20%, versus the prior year period, as higher log prices were partially offset by lower volumes. Harvest volumes decreased 14% to 668,000 tons versus 776,000 tons in the prior year period, primarily due to the government-mandated shutdown of all non-essential activity in New Zealand (including the harvesting and transport of logs) from August 18th through August 31st due to an outbreak of COVID-19. Average delivered prices for export sawtimber increased 59% to $149.68 per ton versus $94.42 per ton in the prior year period, while average delivered prices for domestic sawtimber increased 21% to $85.00 per ton versus $70.24 per ton in the prior year period. The increase in export sawtimber prices versus the prior year period reflects the restriction on competing log imports into China from Australia in the current year quarter, as well as the ability of log exporters to pass higher costs along to customers in the current environment. While net stumpage realizations on export volume were above prior year period levels, favorable export pricing was largely offset by significantly higher shipping costs, as supply chain issues drove increased freight and demurrage costs. The increase in domestic sawtimber prices (in U.S.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

dollar terms) was driven in part by the rise in the NZ$/US$ exchange rate (US$0.70 per NZ$1.00 versus US$0.66 per NZ$1.00). Excluding the impact of foreign exchange rates, domestic sawtimber prices improved 14% versus the prior year period, following the upward trend in the export market. Operating income of $13.3 million increased $2.6 million versus the prior year period as a result of higher net stumpage prices ($6.7 million), favorable foreign exchange impacts ($1.2 million) and lower depletion rates ($0.2 million), partially offset by lower carbon credit sales ($3.3 million), lower volumes ($1.9 million) and higher costs ($0.3 million).
Third quarter Adjusted EBITDA7 of $19.9 million was 10%, or $1.8 million, above the prior year period.
Timber Funds
Third quarter sales of $94.5 million increased $84.7 million versus the prior year period, while operating income of $41.3 million increased $53.7 million versus the prior year period. Third quarter sales and operating income included $87.1 million and $36.0 million, respectively, from the Fund II Timberland Dispositions.2 Third quarter operating income also included a $3.7 million gain on investment in Timber Funds,3 which reflects the gain recognized on the sale of our investment in Timber Funds III and IV. The prior year quarter included timber write-offs of $9.2 million resulting from two fires in Oregon.6 Excluding these items and adjusting for the portion of sales and operating income attributable to noncontrolling interests, pro forma sales7 were $1.6 million and pro forma operating loss7 was $0.2 million. This compares to pro forma sales7 and pro forma operating loss7 of $2.2 million and $0.3 million, respectively, in the prior year period.
Harvest volumes decreased 44% to 61,000 tons versus 110,000 tons in the prior year period, as Timber Funds III and IV were sold during the quarter and therefore contributed volume only through the July 21st closing date.
Third quarter Adjusted EBITDA7 of $0.5 million was $0.3 million above the prior year period.
Real Estate
Third quarter sales of $93.4 million increased $64.6 million versus the prior year period, while operating income of $60.6 million increased $51.2 million versus the prior year period. Third quarter sales and operating income included $20.0 million and $14.5 million, respectively, from Large Dispositions.1 Excluding this item, pro forma sales7 were $73.4 million, while pro forma operating income7 was $46.1 million. Pro forma sales7 and pro forma operating income7 increased versus the prior year period due to a significant increase in weighted-average prices ($17,490 per acre versus $2,332 per acre in the prior year period), partially offset by a 61% reduction in the number of acres sold (4,131 acres sold versus 10,562 acres sold in the prior year period).
Improved Development sales of $27.8 million included $25.0 million from the Belfast Commerce Park development project south of Savannah, Georgia and $2.8 million from the Wildlight development project north of Jacksonville, Florida. Sales in the Belfast Commerce Park consisted of a 471-acre parcel for $25.0 million ($53,000 per acre). Sales in Wildlight consisted of 42 residential lots for $2.8 million (an average of $66,000 per lot or $354,000 per acre). This compares to prior year period Improved Development sales of $1.3 million.
Unimproved Development sales of $37.5 million consisted of a 359-acre sale in Kingston, Washington for $105,000 per acre. This property was one of the Higher and Better Use assets acquired in our 2020 acquisition of Pope Resources. There were no Unimproved Development sales in the prior year period.
Rural sales of $6.9 million consisted of 3,260 acres at an average price of $2,128 per acre. This compares to prior year period sales of $23.2 million, which consisted of 10,482 acres at an average price of $2,218 per acre.
Timberland & Non-Strategic sales in the current quarter and the prior year quarter were negligible.
Large Dispositions in the quarter totaled $20.0 million and consisted of 8,088 acres in Washington at an average price of $2,479 per acre. There were no Large Dispositions in the prior year period.
There were no Conservation Easement sales in the third quarter. This compares to prior year period sales of $3.1 million. Because these transactions involve the conveyance of certain land use rights rather than an outright sale of the land, they are not reflected in our average per-acre metrics for the segment.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Third quarter Adjusted EBITDA7 of $63.8 million was $41.5 million above the prior year period.
Trading
Third quarter sales of $25.6 million increased $3.4 million versus the prior year period primarily due to higher prices, partially offset by lower volumes. Sales volumes decreased 30% to 177,000 tons versus 252,000 tons in the prior year period. The Trading segment generated breakeven results versus an operating loss of $0.6 million in the prior year period.
Other Items
Third quarter corporate and other operating expenses of $6.7 million decreased $2.0 million versus the prior year period, primarily due to lower employee benefits costs ($0.6 million), lower legal costs ($0.5 million) and lower other overhead costs ($0.5 million), coupled with $0.4 million of costs related to the Pope Resources merger5 in the prior year period.
Third quarter interest expense of $11.3 million increased $0.8 million versus the prior year period due to higher average debt outstanding during the period.
Third quarter interest and miscellaneous income of $1.3 million increased $1.4 million versus the prior year period, primarily due to a $0.9 million gain on debt extinguishment4 related to the voluntary repayment of our $45 million credit facility with Northwest Farm Credit Services (NWFCS), which was assumed in connection with the Pope Resources acquisition.
Third quarter income tax expense of $2.8 million increased $2.1 million versus the prior year period. The New Zealand subsidiary is the primary driver of income tax expense.
In September 2020, we established an at-the-market (ATM) equity offering program under which we may sell common shares, from time to time, having an aggregate sales price of up to $300 million. There were 1.4 million shares issued under the ATM program during the three months ended September 30, 2021 at an average price of $37.26 per share.
Outlook
“Based on our year-to-date results and our expectations for the fourth quarter, we now anticipate full-year net income attributable to Rayonier of $148 to $152 million, EPS of $1.05 to $1.08, pro forma EPS of $0.62 to $0.65, and Adjusted EBITDA of $320 to $330 million,” said Nunes.
“In our Southern Timber segment, we now expect full-year harvest volumes of 5.7 to 5.8 million tons, as production has been constrained by regional weather conditions and trucking availability. However, we expect that improved pricing will largely offset the decline in volumes. Overall, we now expect full-year Adjusted EBITDA of $118 to $120 million, a slight decrease at the midpoint from prior guidance.”
“In our Pacific Northwest Timber segment, we are maintaining our full-year volume guidance of 1.7 to 1.8 million tons. We expect that weighted average log pricing in the region will be lower in the fourth quarter as compared to the exceptionally strong pricing realized during the third quarter, but will be fairly consistent with the pricing achieved during the first half of the year. We now expect full-year Adjusted EBITDA of $53 to $55 million, a modest increase at the midpoint from prior guidance.”
“In our New Zealand Timber segment, we now expect full-year harvest volumes of 2.5 to 2.6 million tons, as we do not expect to fully recover production lost during the third quarter due to the COVID-19 shutdown. We further expect lower export pricing during the fourth quarter as log inventories in China remain elevated. Overall, we now expect full-year Adjusted EBITDA of $75 to $78 million, a decrease from prior guidance.”
“In our Real Estate segment, we now expect full-year Adjusted EBITDA of $101 to $104 million, a significant increase from prior guidance. The successful completion of a $37.5 million Unimproved Development sale during the third quarter is the primary driver for this favorable revision, as we were able to execute on this sale sooner than previously anticipated. Following an extraordinarily strong third quarter, we expect real estate closings for the balance of the year to be relatively light.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Conference Call
A conference call and live audio webcast will be held on Thursday, November 4, 2021 at 10:00 AM EDT to discuss these results.
Access to the live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Investors may listen to the conference call by dialing 888-604-9366 (domestic) or 517-308-9338 (international), passcode: RAYONIER. A replay of the conference call will be available one hour following the call until Friday, December 3, 2021 by dialing 800-395-6236 (domestic) or 203-369-3270 (international), passcode: 6983.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
2“Fund II Timberland Dispositions” represent the disposition of Fund II Timberland assets, which we manage and own a co-investment stake in. Proceeds from Fund II Timberland Dispositions will ultimately be distributed to owners of ORM Timber Fund II and not reinvested.
3“Gain on investment in Timber Funds” represents the gain recognized on the sale of rights to manage two timber funds (Funds III and IV) previously managed by the Company’s Olympic Resources Management (ORM) subsidiary, as well as its co-investment stake in both funds.
4“Gain on debt extinguishments and modifications” includes prepayment penalties and the write-off of fair market value adjustments and unamortized capitalized loan costs.
5“Costs related to the merger with Pope Resources” include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources.
6“Timber write-offs resulting from casualty events” include the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events that cannot be salvaged.
7“Pro forma net income, Pro forma revenues (sales), Pro forma operating income (loss), Adjusted EBITDA and CAD are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
8“Pro forma net income adjustments attributable to noncontrolling interests in the Operating Partnership” are the proportionate share of pro forma items that are attributable to Noncontrolling Interests in the Operating Partnership.
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of September 30, 2021, Rayonier owned or leased under long-term agreements approximately 2.6 million acres of timberlands located in the U.S. South (1.74 million acres), U.S. Pacific Northwest (490,000 acres) and New Zealand (418,000 acres). The Company also acts as the managing member in a private equity timber fund business with one fund comprising approximately 18,000 acres. On a “look-through basis”, the Company’s ownership in the fund equates to approximately 4,000 acres. More information is available at www.rayonier.com.
_______________________________________________ ________________________
Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including the recent acquisition of Pope Resources, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events; business disruptions arising from public health crises and outbreaks of communicable diseases, including the current outbreak of the virus known as the novel coronavirus; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Washington, including changes in law, policy and political factors beyond our control; the availability of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.
Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma sales,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Contacts:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
September 30, 2021 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
SALES	$364.7	$291.4	$198.9	$847.6	$653.6
Costs and Expenses
Cost of sales	(233.3)	(194.3)	(180.9)	(579.0)	(545.3)
Selling and general expenses	(13.2)	(14.7)	(14.5)	(41.9)	(37.1)
Other operating income (expense), net	5.1	2.0	(1.7)	9.5	(19.2)
OPERATING INCOME	123.3	84.4	1.8	236.2	52.0
Interest expense	(11.3)	(13.0)	(10.4)	(34.3)	(28.4)
Interest and other miscellaneous income (expense), net	1.3	(1.1)	(0.2)	0.2	1.2
INCOME (LOSS) BEFORE INCOME TAXES	113.3	70.3	(8.8)	202.1	24.8
Income tax expense	(2.8)	(6.9)	(0.7)	(13.1)	(7.4)
NET INCOME (LOSS)	110.5	63.4	(9.5)	189.0	17.4
Less: Net income attributable to noncontrolling interests in the Operating Partnership	(2.2)	(1.7)	—	(4.3)	(0.2)
Less: Net (income) loss attributable to noncontrolling interests in consolidated affiliates	(32.5)	(4.5)	8.7	(40.8)	9.6
NET INCOME (LOSS) ATTRIBUTABLE TO RAYONIER INC.	$75.8	$57.2	($0.8)	$143.9	$26.8
EARNINGS (LOSS) PER COMMON SHARE
Basic earnings (loss) per share attributable to Rayonier Inc.	$0.53	$0.41	($0.01)	$1.03	$0.20
Diluted earnings (loss) per share attributable to Rayonier Inc.	$0.53	$0.41	($0.01)	$1.03	$0.20

Pro forma net income per share (a)	$0.35	$0.22	$0.06	$0.66	$0.17

Weighted Average Common Shares used for determining
Basic EPS	141,777,574	139,556,748	136,351,271	139,749,358	132,948,124
Diluted EPS (b)	146,439,568	144,056,229	136,351,271	144,365,110	135,460,456

(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. As of September 30, 2021, there were 143,049,458 common shares and 3,939,309 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2021 (unaudited)
(millions of dollars)

	September 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents (excluding Timber Funds)	$419.6	$80.5
Cash and cash equivalents (Timber Funds)	12.2	4.1
Restricted cash (Timber Funds)	49.2	—
Assets held for sale	56.4	3.4
Other current assets	82.6	82.5
Timber and timberlands, net of depletion and amortization	2,789.0	3,262.1
Higher and better use timberlands and real estate development investments	110.6	108.5
Property, plant and equipment	42.7	42.6
Less - accumulated depreciation	(14.2)	(12.2)
Net property, plant and equipment	28.5	30.4
Restricted cash (excluding Timber Funds)	0.6	3.0
Right-of-use assets	107.6	109.0
Other assets	50.1	45.2
	$3,706.4	$3,728.7
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt (excluding Timber Funds)	199.9	—
Distribution payable (Timber Funds)	49.2	—
Other current liabilities	119.0	91.1
Long-term debt (excluding Timber Funds)	1,168.0	1,300.3
Long-term debt (Timber Funds)	—	60.2
Long-term lease liability	99.3	100.3
Other non-current liabilities	137.9	184.1
Noncontrolling interests in the Operating Partnership	140.6	130.1
Total Rayonier Inc. shareholders’ equity	1,710.4	1,474.1
Noncontrolling interests in consolidated affiliates	82.1	388.5
Total shareholders’ equity	1,792.5	1,862.6
	$3,706.4	$3,728.7

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
September 30, 2021 (unaudited)
(millions of dollars, except share information)

Common Shares	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interests in consolidated affiliates	Shareholders’ Equity

	Common Shares		Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2021	137,678,822	$1,101.7	$446.3	($73.9)	$388.5	$1,862.6
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.2 million	1,107,814	36.7	—	—	—	36.7
Net income	—	—	11.2	—	3.8	15.0
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.4)	—	—	(0.4)
Dividends ($0.27 per share)	—	—	(37.5)	—	—	(37.5)
Issuance of shares under incentive stock plans	39,140	1.2	—	—	—	1.2
Stock-based compensation	—	2.1	—	—	—	2.1
Measurement period adjustment of noncontrolling interests in consolidated affiliates	—	—	—	—	0.7	0.7
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(11.9)	—	—	(11.9)
Other (a)	145,114	4.5	—	48.8	(11.9)	41.4
Balance, March 31, 2021	138,970,890	$1,146.2	$407.7	($25.1)	$381.1	$1,909.9
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.9 million	2,199,459	80.0	—	—	—	80.0
Net income	—	—	58.9	—	4.5	63.4
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(1.7)	—	—	(1.7)
Dividends ($0.27 per share)	—	—	(38.0)	—	—	(38.0)
Issuance of shares under incentive stock plans	185,544	3.3	—	—	—	3.3
Stock-based compensation	—	2.9	—	—	—	2.9
Measurement period adjustment of noncontrolling interests in consolidated affiliates	—	—	—	—	9.0	9.0
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(15.4)	—	—	(15.4)
Other (a)	(35,986)	(1.1)	—	(8.3)	(6.5)	(15.9)
Balance, June 30, 2021	141,319,907	$1,231.3	$411.5	($33.4)	$388.1	$1,997.5
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.7 million	1,390,968	51.1	—	—	—	51.1
Net income	—	—	78.0	—	32.5	110.5
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(2.2)	—	—	(2.2)
Dividends ($0.27 per share)	—	—	(38.9)	—	—	(38.9)
Issuance of shares under incentive stock plans	5,740	0.2	—	—	—	0.2
Stock-based compensation	—	2.1	—	—	—	2.1
Disposition of noncontrolling interests in consolidated affiliates	—	—	—	—	(255.5)	(255.5)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	1.7	—	—	1.7
Other (a)	332,843	12.2	—	(3.2)	(83.0)	(74.0)
Balance, September 30, 2021	143,049,458	$1,296.9	$450.1	($36.6)	$82.1	$1,792.5

C

	Common Shares		Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2020	129,331,069	$888.2	$583.0	($31.2)	$97.6	$1,537.6
Net income	—	—	25.9	—	0.5	26.4
Dividends ($0.27 per share)	—	—	(34.8)	—	—	(34.8)
Issuance of shares under incentive stock plans	2,407	0.1	—	—	—	0.1
Stock-based compensation	—	1.5	—	—	—	1.5
Repurchase of common shares made under repurchase program	(152,223)	—	(3.2)	—	—	(3.2)
Other (a)	(14)	—	—	(116.1)	(11.8)	(127.9)
Balance, March 31, 2020	129,181,239	$889.8	$570.9	($147.3)	$86.3	$1,399.7
Issuance of shares in merger with Pope Resources	7,181,071	172.4	—	—	—	172.4
Net income (loss)	—	—	1.9	—	(1.4)	0.5
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.2)	—	—	(0.2)
Dividends ($0.27 per share)	—	—	(37.0)	—	—	(37.0)
Issuance of shares under incentive stock plans	215,970	0.2	—	—	—	0.2
Stock-based compensation	—	2.7	—	—	—	2.7
Acquisition of noncontrolling interests in consolidated affiliates	—	—	—	—	372.3	372.3
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(3.9)	—	—	(3.9)
Other (a)	(66,168)	(1.6)	—	9.4	(0.5)	7.3
Balance, June 30, 2020	136,512,112	$1,063.5	$531.7	($137.9)	$456.7	$1,914.0
Net loss	—	—	(0.8)	—	(8.7)	(9.5)
Dividends ($0.27 per share)	—	—	(37.3)	—	—	(37.3)
Issuance of shares under incentive stock plans	6,079	0.2	—	—	—	0.2
Stock-based compensation	—	2.0	—	—	—	2.0
Measurement period adjustment of noncontrolling interests in consolidated affiliates	—	—	—	—	(0.7)	(0.7)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(8.0)	—	—	(8.0)
Other (a)	(185)	(0.5)	—	16.3	(25.4)	(9.6)
Balance, September 30, 2020	136,518,006	$1,065.2	$485.6	($121.6)	$421.9	$1,851.1

(a) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, amortization of pension and post-retirement plan liabilities, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges, distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income to noncontrolling interests in the Operating Partnership. The three months ended September 30, 2021 also includes the redemption of 333,018 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares and changes related to the recapitalization of the New Zealand JV.
C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
September 30, 2021 (unaudited)
(millions of dollars)

	Nine Months Ended September 30,
	2021	2020
Cash provided by operating activities:
Net income	$189.0	$17.4
Depreciation, depletion and amortization	121.2	119.5
Non-cash cost of land and improved development	22.8	20.7
Timber-write offs due to casualty events	—	15.2
Gain on large dispositions of timberlands	(44.8)	(28.7)
Gain on sale of Timber Funds III & IV	(3.7)	—
Gain on Fund II timberland dispositions	(36.0)	—
Stock-based incentive compensation expense	7.1	6.1
Deferred income taxes	7.6	10.3
Other items to reconcile net income to cash provided by operating activities	13.0	(6.3)
Changes in working capital and other assets and liabilities	1.2	(16.2)
	277.4	138.0
Cash provided by (used for) investing activities:
Capital expenditures	(47.5)	(44.7)
Real estate development investments	(9.2)	(5.4)
Purchase of timberlands	(51.9)	(24.4)
Net proceeds from large dispositions of timberlands	54.7	115.7
Net proceeds from sale of Timber Funds III & IV	31.1	—
Net proceeds from Fund II timberland dispositions	85.2	—
Net cash consideration for merger with Pope Resources	—	(231.1)
Other	6.9	5.1
	69.3	(184.8)
Cash provided by financing activities:
Net increase in debt	26.4	188.0
Dividends paid	(114.3)	(109.1)
Distributions to noncontrolling interests in the Operating Partnership	(3.4)	(2.4)
Proceeds from the issuance of common shares under incentive stock plan	4.7	0.2
Proceeds from the issuance of common shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs	166.5	(0.5)
Repurchase of common shares made under repurchase program	—	(3.2)
Noncontrolling interests in consolidated affiliates redemption of shares	—	(5.1)
Distributions to noncontrolling interests in consolidated affiliates	(19.6)	(8.2)
Make-whole fee on NWFCS debt prepayment	(6.2)	—
Other	(6.4)	(4.0)
	47.7	55.7
Effect of exchange rate changes on cash and restricted cash	(0.3)	(0.3)
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	394.1	8.6
Balance, beginning of year	87.5	70.0
Balance, end of period	$481.6	$78.6

D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, PRO FORMA SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
September 30, 2021 (unaudited)
(millions of dollars)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Sales
Southern Timber	$44.8	$49.3	$47.7	$145.8	$147.4
Pacific Northwest Timber	31.5	35.3	28.9	108.4	86.1
New Zealand Timber	75.6	80.6	62.8	213.7	142.1
Timber Funds	94.5	18.6	9.9	128.1	17.4
Real Estate	93.4	74.5	28.8	178.4	197.4
Trading	25.6	34.5	22.2	76.8	65.5
Intersegment Eliminations	(0.7)	(1.4)	(1.4)	(3.6)	(2.3)
Sales	$364.7	$291.4	$198.9	$847.6	$653.6

Pro forma sales (a)
Southern Timber	$44.8	$49.3	$47.7	$145.8	$147.4
Pacific Northwest Timber	31.5	35.3	28.9	108.4	86.1
New Zealand Timber	75.6	80.6	62.8	213.7	142.1
Timber Funds	1.6	3.9	2.2	8.5	3.9
Real Estate	73.4	38.5	28.8	122.4	81.4
Trading	25.6	34.5	22.2	76.8	65.5
Intersegment Eliminations	(0.7)	(1.4)	(1.4)	(3.6)	(2.3)
Pro forma sales	$251.8	$240.7	$191.2	$672.0	$524.1

Operating income (loss)
Southern Timber	$12.8	$17.0	$5.1	$47.1	$31.4
Pacific Northwest Timber	2.1	1.9	(1.8)	5.3	(9.5)
New Zealand Timber	13.3	20.7	10.7	48.0	21.1
Timber Funds	41.3	2.0	(12.4)	44.8	(14.3)
Real Estate	60.6	50.5	9.5	112.8	61.1
Trading	—	0.4	(0.6)	0.6	(0.5)
Corporate and Other	(6.7)	(8.0)	(8.7)	(22.3)	(37.3)
Operating income	$123.3	$84.4	$1.8	$236.2	$52.0

Pro forma operating income (loss) (a)
Southern Timber	$12.8	$17.0	$11.1	$47.1	$37.4
Pacific Northwest Timber	2.1	1.9	(1.8)	5.3	(9.5)
New Zealand Timber	13.3	20.7	10.7	48.0	21.1
Timber Funds	(0.2)	0.4	(0.3)	0.6	(0.1)
Real Estate	46.1	20.2	9.5	68.0	32.4
Trading	—	0.4	(0.6)	0.6	(0.5)
Corporate and Other	(6.7)	(8.0)	(8.3)	(22.3)	(20.9)
Pro forma operating income	$67.4	$52.5	$20.3	$147.3	$59.9

Adjusted EBITDA (a)
Southern Timber	$24.4	$30.6	$26.1	$86.6	$85.8
Pacific Northwest Timber	12.5	13.9	9.1	44.1	22.8
New Zealand Timber	19.9	27.7	18.1	68.7	38.2
Timber Funds	0.5	1.4	0.2	2.8	0.8
Real Estate	63.8	29.1	22.2	97.9	65.7
Trading	—	0.4	(0.6)	0.6	(0.5)
Corporate and Other	(6.4)	(7.7)	(7.9)	(21.4)	(19.9)
Adjusted EBITDA	$114.6	$95.3	$67.2	$279.4	$192.9
(a)Pro forma sales, Pro forma operating income (loss) and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.
E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
September 30, 2021 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Nine Months Ended
	September 30,	September 30,
	2021	2020
Cash Provided by Operating Activities	$277.4	$138.0
Working capital and other balance sheet changes	(13.5)	14.6
Costs related to the merger with Pope Resources (a)	—	16.4
Cash Available for Distribution attributable to NCI in Timber Funds	(12.5)	(0.1)
Capital expenditures (b)	(47.5)	(44.7)
Cash Available for Distribution (c)	$203.9	$124.2

Net Income	$189.0	$17.4
Operating (income) loss attributable to NCI in Timber Funds	(33.3)	12.3
Interest, net attributable to NCI in Timber Funds	0.3	0.3
Income tax expense attributable to NCI in Timber Funds	—	0.2
Net Income (Excluding NCI in Timber Funds)	$156.0	$30.2
Interest, net and miscellaneous income attributable to Rayonier	33.8	27.9
Income tax expense attributable to Rayonier	13.1	7.3
Depreciation, depletion and amortization attributable to Rayonier	109.3	112.2
Non-cash cost of land and improved development	22.8	20.7
Timber write-offs resulting from casualty events attributable to Rayonier (d)	—	7.9
Non-operating expense (income)	—	(1.0)
Costs related to the merger with Pope Resources (a)	—	16.4
Gain on investment in Timber Funds (e)	(3.7)	—
Fund II Timberland Dispositions attributable to Rayonier (f)	(7.2)	—
Large Dispositions (g)	(44.8)	(28.7)
Adjusted EBITDA (h)	$279.4	$192.9
Cash interest paid attributable to Rayonier (i)	(23.5)	(25.0)
Cash taxes paid attributable to Rayonier	(7.3)	(0.6)
Capital expenditures attributable to Rayonier (b)	(44.7)	(43.1)
Cash Available for Distribution (c)	$203.9	$124.2

Cash Available for Distribution (c)	$203.9	$124.2
Real estate development investments	(9.2)	(5.4)
Cash Available for Distribution after real estate development investments	$194.7	$118.8

F

PRO FORMA SALES (j):
Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Intersegment Eliminations	Total
September 30, 2021
Sales	$44.8	$31.5	$75.6	$94.5	$93.4	$25.6	($0.7)	$364.7
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(75.4)	—	—	—	(75.4)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(17.5)	—	—	—	(17.5)
Large Dispositions (g)	—	—	—	—	(20.0)	—	—	(20.0)
Pro forma sales	$44.8	$31.5	$75.6	$1.6	$73.4	$25.6	($0.7)	$251.8

June 30, 2021
Sales	$49.3	$35.3	$80.6	$18.6	$74.5	$34.5	($1.4)	$291.4
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(14.7)	—	—	—	(14.7)
Large Dispositions (g)	—	—	—	—	(36.0)	—	—	(36.0)
Pro forma sales	$49.3	$35.3	$80.6	$3.9	$38.5	$34.5	($1.4)	$240.7

September 30, 2020
Sales	$47.7	$28.9	$62.8	$9.9	$28.8	$22.2	($1.4)	$198.9
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(7.7)	—	—	—	(7.7)
Pro forma sales	$47.7	$28.9	$62.8	$2.2	$28.8	$22.2	($1.4)	$191.2

PRO FORMA SALES (j):
Nine Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Intersegment Eliminations	Total
September 30, 2021
Sales	$145.8	$108.4	$213.7	$128.1	$178.4	$76.8	($3.6)	$847.6
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(102.1)	—	—	—	(102.1)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(17.5)	—	—	—	(17.5)
Large Dispositions (g)	—	—	—	—	(56.0)	—	—	(56.0)
Pro forma sales	$145.8	$108.4	$213.7	$8.5	$122.4	$76.8	($3.6)	$672.0

September 30, 2020
Sales	$147.4	$86.1	$142.1	$17.4	$197.4	$65.5	($2.3)	$653.6
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(13.5)	—	—	—	(13.5)
Large Disposition (g)	—	—	—	—	(116.0)	—	—	(116.0)
Pro forma sales	$147.4	$86.1	$142.1	$3.9	$81.4	$65.5	($2.3)	$524.1

F

PRO FORMA NET INCOME (k):
	Three Months Ended						Nine Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income (Loss) Attributable to Rayonier Inc.	$75.8	$0.53	$57.2	$0.41	($0.8)	($0.01)	$143.9	$1.03	$26.8	$0.20
Gain on investment in Timber Funds (e)	(3.7)	(0.03)	—	—	—	—	(3.7)	(0.03)	—	—
Fund II Timberland Dispositions attributable to Rayonier (f)	(7.2)	(0.05)	—	—	—	—	(7.2)	(0.05)	—	—
Loss from terminated cash flow hedge (l)	—	—	2.2	0.02	—	—	2.2	0.02	—	—
(Gain) Loss related to debt extinguishments and modifications (m)	(0.9)	—	1.1	0.01	—	—	0.2	—	—	—
Cost related to the merger with Pope Resources (a)	—	—	—	—	0.4	—	—	—	16.4	0.12
Timber write-offs resulting from casualty events attributable to Rayonier (d)	—	—	—	—	7.9	0.07	—	—	7.9	0.06
Large Dispositions (g)	(14.5)	(0.10)	(30.3)	(0.21)	—	—	(44.8)	(0.31)	(28.7)	(0.21)
Pro forma net income adjustments attributable to noncontrolling interests in the Operating Partnership (n)	0.8	—	0.8	—	(0.2)	—	1.5	—	(0.2)	—
Pro Forma Net Income	$50.3	$0.35	$31.0	$0.22	$7.3	$0.06	$92.1	$0.66	$22.2	$0.17

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (h) (o):

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
September 30, 2021
Operating income (loss)	$12.8	$2.1	$13.3	$41.3	$60.6	—	($6.7)	$123.3
Gain on investment in Timber Funds (e)	—	—	—	(3.7)	—	—	—	(3.7)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(7.2)	—	—	—	(7.2)
Operating income attributable to NCI in Timber Funds	—	—	—	(30.5)	—	—	—	(30.5)
Large Dispositions (g)	—	—	—	—	(14.5)	—	—	(14.5)
Pro forma operating income (loss)	$12.8	$2.1	$13.3	($0.2)	$46.1	—	($6.7)	$67.4
Depreciation, depletion and amortization	11.6	10.5	6.6	0.7	1.8	—	0.3	31.5
Non-cash cost of land and improved development	—	—	—	—	15.8	—	—	15.8
Adjusted EBITDA	$24.4	$12.5	$19.9	$0.5	$63.8	—	($6.4)	$114.6

June 30, 2021
Operating income (loss)	$17.0	$1.9	$20.7	$2.0	$50.5	$0.4	($8.0)	$84.4
Operating income attributable to NCI in Timber Funds	—	—	—	(1.6)	—	—	—	(1.6)
Large Dispositions (g)	—	—	—	—	(30.3)	—	—	(30.3)
Pro forma operating income (loss)	$17.0	$1.9	$20.7	$0.4	$20.2	$0.4	($8.0)	$52.5
Depreciation, depletion and amortization	13.6	12.0	7.0	1.0	3.7	—	0.3	37.6
Non-cash cost of land and improved development	—	—	—	—	5.2	—	—	5.2
Adjusted EBITDA	$30.6	$13.9	$27.7	$1.4	$29.1	$0.4	($7.7)	$95.3

September 30, 2020
Operating income (loss)	$5.1	($1.8)	$10.7	($12.4)	$9.5	($0.6)	($8.7)	$1.8
Operating loss attributable to NCI in Timber Funds	—	—	—	10.3	—	—	—	10.3
Timber write-offs resulting from casualty events attributable to Rayonier (d)	6.0	—	—	1.8	—	—	—	7.9
Costs related to the merger with Pope Resources (a)	—	—	—	—	—	—	0.4	0.4
Pro forma operating income (loss)	$11.1	($1.8)	$10.7	($0.3)	$9.5	($0.6)	($8.3)	$20.3
Depreciation, depletion and amortization	15.0	10.9	7.3	0.5	5.5	—	0.4	39.6
Non-cash cost of land and improved development	—	—	—	—	7.3	—	—	7.3
Adjusted EBITDA	$26.1	$9.1	$18.1	$0.2	$22.2	($0.6)	($7.9)	$67.2

F

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (h) (o):

Nine Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
September 30, 2021
Operating income (loss)	$47.1	$5.3	$48.0	$44.8	$112.8	$0.6	($22.3)	$236.2
Gain on investment in Timber Funds (e)	—	—	—	(3.7)	—	—	—	(3.7)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(7.2)	—	—	—	(7.2)
Operating income attributable to NCI in Timber Funds	—	—	—	(33.3)	—	—	—	(33.3)
Large Dispositions (g)	—	—	—	—	(44.8)	—	—	(44.8)
Pro forma operating income (loss)	$47.1	$5.3	$48.0	$0.6	$68.0	$0.6	($22.3)	$147.3
Depreciation, depletion and amortization	39.5	38.8	20.8	2.2	7.1	—	0.9	109.3
Non-cash cost of land and improved development	—	—	—	—	22.8	—	—	22.8
Adjusted EBITDA	$86.6	$44.1	$68.7	$2.8	$97.9	$0.6	($21.4)	$279.4

September 30, 2020
Operating income (loss)	$31.4	($9.5)	$21.1	($14.3)	$61.1	($0.5)	($37.3)	$52.0
Operating loss attributable to NCI in Timber Funds	—	—	—	12.3	—	—	—	12.3
Timber write-offs resulting from casualty events attributable to Rayonier (d)	6.0	—	—	1.8	—	—	—	7.9
Costs related to the merger with Pope Resources (a)	—	—	—	—	—	—	16.4	16.4
Large Dispositions (g)	—	—	—	—	(28.7)	—	—	(28.7)
Pro forma operating income (loss)	$37.4	($9.5)	$21.1	($0.1)	$32.4	($0.5)	($20.9)	$59.9
Depreciation, depletion and amortization	48.4	32.2	17.1	1.0	12.6	—	1.0	112.2
Non-cash cost of land and improved development	—	—	—	—	20.7	—	—	20.7
Adjusted EBITDA	$85.8	$22.8	$38.2	$0.8	$65.7	($0.5)	($19.9)	$192.9

(a)“Costs related to the merger with Pope Resources” include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources.
(b)Capital expenditures exclude timberland acquisitions of $51.9 million and $24.4 million during the nine months ended September 30, 2021 and September 30, 2020, respectively. The nine months ended September 30, 2020 also exclude the Pope Resources acquisition.
(c)Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments), CAD attributable to noncontrolling interests in Timber Funds, and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to Operating Partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(d)“Timber write-offs resulting from casualty events” include the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events that cannot be salvaged.
(e)“Gain on investment in Timber Funds” represents the gain recognized on the sale of rights to manage two timber funds (Funds III and IV) previously managed by the Company’s Olympic Resources Management (ORM) subsidiary, as well as its co-investment stake in both funds.
(f)“Fund II Timberland Dispositions” represent the disposition of Fund II Timberland assets, which we manage and own a co-investment stake in. Proceeds from Fund II Timberland Dispositions will ultimately be distributed to owners of ORM Timber Fund II and not reinvested.
(g)“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value. As of September 30, 2021, the Company has completed two dispositions of approximately 17,000 acres in total. In June 2021, the Company completed a disposition of approximately 9,000 acres in Washington for a sales price and gain of approximately $36.0 million and $30.3 million, respectively. In July 2021, the Company completed a second disposition of approximately 8,000 acres in Washington, for a sales price and gain of approximately $20.0 million and $14.5 million, respectively. In March 2020, the Company completed a disposition of approximately 67,000 acres located in Mississippi for a sales price and gain of approximately $116.0 million and $28.7 million, respectively.
(h)Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interests in Timber Funds, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, the gain on investment in timber funds, Fund II timberland dispositions and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis attributable to Rayonier.
(i)Cash interest paid is presented net of patronage refunds received of $6.5 million and $4.6 million during the nine months ended September 30, 2021 and September 30, 2020, respectively, excluding patronage refunds attributable to noncontrolling interests in Timber Funds.
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(j)Pro forma revenue (sales) is defined as revenue (sales) adjusted for Large Dispositions, Fund II timberland dispositions and sales attributable to the noncontrolling interests in Timber Funds. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.
(k)Pro forma net income is defined as net income (loss) attributable to Rayonier Inc. adjusted for its proportionate share of costs related to the merger with Pope Resources, losses from a terminated cash flow hedge, gains (losses) related to debt extinguishments and modifications, gain on investment in timber funds, Fund II timberland dispositions, timber write-offs resulting from casualty events and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.
(l)“Loss from terminated cash flow hedge” is the mark to market loss recognized in earnings when the hedged cash flows will no longer occur
(m)“(Gain) Loss related to debt extinguishments and modifications” includes prepayment penalties, the write-off of fair market value adjustments and unamortized capitalized loan costs and legal and arrangement fees associated with refinancing.
(n)“Pro Forma net income adjustments attributable to noncontrolling interests in the Operating Partnership” are the proportionate share of pro forma items that are attributable to noncontrolling interests in the Operating Partnership.
(o)Pro forma operating income (loss) is defined as operating income (loss) adjusted for operating income (loss) attributable to noncontrolling interests in Timber Funds, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, the gain on investment in timber funds, Fund II timberland dispositions and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.

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RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE
September 30, 2021 (unaudited)
(millions of dollars)

ADJUSTED EBITDA GUIDANCE (a):

	Prior 2021 Guidance			Revised 2021 Guidance			Year-to-Date Results
Net Income to Adjusted EBITDA Reconciliation
Net income	$109.5	-	$118.5	$204.0	-	$208.5	$189.0
Less: Net income attributable to noncontrolling interests	(7.0)	-	(7.5)	(7.3)	-	(7.7)	(7.8)
Less: Net income attributable to noncontrolling interests in Timber Funds	(2.0)	-	(2.0)	(44.3)	-	(44.3)	(32.9)
Less: Net income attributable to noncontrolling interests in Operating Partnership	(3.0)	-	(3.5)	(4.4)	-	(4.5)	(4.3)
Net income attributable to Rayonier Inc.	$97.5	-	$105.5	$148.0	-	$152.0	$143.9
Add: Loss from terminated cash flow hedges (b)	2.2	-	2.2	2.2	-	2.2	2.2
Add: Loss related to debt extinguishments and modifications (c)	1.1	-	1.1	0.2	-	0.2	0.2
Less: Gain on investment in Timber Funds (d)	—	-	—	(10.0)	-	(10.0)	(3.7)
Less: Fund II timberland dispositions attributable to Rayonier (e)	—	-	—	(10.0)	-	(10.0)	(7.2)
Less: Large Dispositions (f)	(30.3)	-	(30.3)	(44.8)	-	(44.8)	(44.8)
Add: Pro forma net income adjustments attributable to noncontrolling interests in the Operating Partnership (g)	0.8	-	0.8	1.8	-	1.8	1.5
Pro Forma Net Income (h)	$71.3	-	$79.3	$87.4	-	$91.4	$92.1

Interest, net	43.5	-	44.0	42.5	-	42.5	31.6
Income tax expense	14.0	-	15.0	13.7	-	14.2	13.1
Depreciation, depletion and amortization	147.5	-	154.0	141.5	-	145.5	109.3
Non-cash cost of land and improved development	14.5	-	17.5	25.0	-	26.0	22.8
Non-operating income	—	-	—	—	-	—	(0.1)
Net income attributable to noncontrolling interests	7.0	-	7.5	7.3	-	7.7	7.8
Pro forma net income attributable to noncontrolling interests in Operating Partnership	2.2	-	2.7	2.6	-	2.7	2.8
Adjusted EBITDA	$300.0	-	$320.0	$320.0	-	$330.0	$279.4

Diluted Earnings per Share	$0.69	-	$0.75	$1.05	-	$1.08	$1.03
Pro forma Diluted Earnings per Share	$0.51	-	$0.57	$0.62	-	$0.65	$0.66
(a)Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interests in Timber Funds, the gain on investment in timber funds, Fund II timberland dispositions and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis attributable to Rayonier.
(b)“Loss from terminated cash flow hedge” is the mark to market loss recognized in earnings when the hedged cash flows will no longer occur.
(c)“Loss related to debt extinguishments and modifications” includes prepayment penalties, the write-off of fair market value adjustments and unamortized capitalized loan costs and legal and arrangement fees associated with refinancing.
(d)“Gain on investment in Timber Funds” represents the gain recognized on the sale of rights to manage two timber funds (Funds III and IV) previously managed by the Company’s Olympic Resources Management (ORM) subsidiary, as well as its co-investment stake in both funds.
(e)“Fund II timberland dispositions attributable to Rayonier” represents our proportionate share of the disposition of Fund II Timberland assets, which we manage and own a co-investment stake in.
(f)“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
(g)“Pro forma net income adjustments attributable to noncontrolling interests in the Operating Partnership” are the proportionate share of pro forma items that are attributable to Noncontrolling Interests in the Operating Partnership.
(h)Pro Forma net income is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of losses from a terminated cash flow hedge, losses related to debt extinguishments and modifications, the gain on investment in timber funds, Fund II timberland dispositions and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.
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